Exhibit 99.1

LookSmart Reports Second Quarter 2008 Results

— Revenue increased 27% to $17.1 million versus Q2 2007

— Q2 net loss per share of ($0.01) versus net loss per share of ($0.09) in Q2 2007

SAN FRANCISCO, August 5, 2008—LookSmart, Ltd. (NASDAQ: LOOK), an online search advertising network and technology solutions company, today announced financial results for the second quarter ended June 30, 2008.

Revenues for the second quarter of 2008 were $17.1 million, a 27% increase from $13.5 million in the second quarter of 2007 and a 2% decrease from $17.5 million in the first quarter of 2008. Net loss for the second quarter of 2008 was $176 thousand, or ($0.01) per share based on approximately 17.0 million weighted average shares outstanding, compared to a net loss of $2.1 million, or ($0.09) per share based on approximately 22.9 million weighted average shares outstanding in the second quarter of 2007. Net loss for the first quarter of 2008 was $0.5 million, or ($0.02) per share based on 20.5 million weighted average shares outstanding.

During the first quarter of 2008, the company classified certain consumer assets as Assets Held for Sale on the Consolidated Balance Sheet. The results for the current and prior periods exclude these certain consumer assets which are accounted for in discontinued operations.

Loss from continuing operations for the second quarter of 2008 was $40 thousand, or approximately break-even on a per share basis on approximately 17.0 million weighted average shares outstanding, compared to a loss from continuing operations in the second quarter of 2007 of $1.3 million, or ($0.06) per share based on 22.9 million weighted average shares outstanding. Loss from continuing operations in the first quarter of 2008 was $181 thousand, or ($0.01) per share based on 20.5 million weighted average shares outstanding.

“During the second quarter, we made continued progress in sustaining year-over-year revenue growth, and in approaching profitability”, commented Ted West, President and Chief Executive Officer. “We expanded our base of search advertising customers, and we grew paid clicks served on our search advertiser networks. These results reflect the entire organization’s continued focus on driving revenue growth and diversity, improving operating efficiency, and generating positive cash flow from operations.”

Revenues from the Company’s Advertiser Network were $15.7 million in the second quarter of 2008, an increase of 30% from $12.1 million in the second quarter of 2007. Revenues from the Company’s Publisher Solutions were $1.4 million in the second quarter of 2008, flat with $1.4 million in the second quarter of 2007.

Gross margins from continuing operations were 40% in the second quarter of 2008 versus 46% in the second quarter of 2007 primarily due to higher traffic acquisition costs (TAC) and line rental charges on the Advertiser Network in the second quarter of 2008 as compared to the prior year period. During the second quarter of 2008, the Company continued to manage TAC higher in order to drive higher advertising revenues and profit contribution in the Advertiser Network. Gross margins from continuing operations for the first quarter of 2008 were 42%.

Total operating expenses in the second quarter of 2008 were $7.1 million, which included $0.5 million of non-cash, share-based compensation charges. This compares to total operating expenses of $8.1 million in the second quarter of 2007, which included $0.6 million of non-cash, share-based compensation charges, and $8.0 million in the first quarter of 2008, which included $1.0 million of non-cash, share-based compensation charges.

On a non-GAAP basis, for the second quarter of 2008, Adjusted EBITDA (net loss before interest income, net, taxes, depreciation and amortization excluding stock based compensation charges and loss from discontinued operations) was $1.0 million compared to an Adjusted EBITDA loss of $0.8 million in the second quarter of 2007.

An explanation of LookSmart’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, remained constant at $0.7 million in the second quarter of 2008, compared to $0.7 million in the second quarter of 2007. During the second quarter of both 2008 and 2007, the Company purchased no intangible assets. Depreciation and amortization from continuing operations was $0.8 million in the second quarter of 2008 compared to $0.4 million in the second quarter of 2007.

The Company ended the quarter with approximately $34.4 million in cash, cash equivalents, and short-term investments, an increase of approximately $1.6 million from approximately $32.8 million on March 31, 2008. This increase in cash was primarily due to the receipt of previously escrowed proceeds from the sale of certain consumer assets of approximately $1.0 million with the remainder being generated from operations.

Q2 2008 Key Metrics Performance

•

Total paid clicks increased to approximately 193 million for the second quarter of 2008 compared to approximately 120 million for the second quarter of 2007 and 152 million for the first quarter of 2008.

•

Average revenue per click (RPC) for the second quarter of 2008 was approximately $0.08, a decrease from approximately $0.10 in the second quarter of 2007, and a decrease from the first quarter of 2008 at approximately $0.10. The change reflects a shift in channels to reach search advertising network customers.

•	Traffic acquisition costs (TAC) of 61.9% for LookSmart’s Ad Network increased from the 58.1% rate in the second quarter of 2007, and increased from the 61.5% rate in the first quarter of 2008.

Stock Repurchase Program for LookSmart Common Stock

On February 26, 2008, the Company announced the authorization of a stock repurchase program pursuant to which up to $5 million of its outstanding common stock may be repurchased through December 31, 2008. During the first quarter of 2008 the Company repurchased 801,092 shares of its common stock at an average price of $3.51 per share, for a total expenditure of approximately $2.8 million. The Company did not repurchase any additional shares of its common stock during the second quarter of 2008. As such, the Company currently has $2.2 million authorized for share repurchase through the open market at the prevailing market price or in privately negotiated transactions under this program.

The number of shares of common stock outstanding at the end of the second quarter of 2008 was 17,035,390.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET to discuss its financial results. To listen to the call from the US, dial 1-800-762-8932; from outside the US, dial 1-480-629-9031. A telephonic replay of the call will be available until Tuesday, August 12, 2008, 11:59 pm ET. To access the replay from the US, dial 1-800-406-7325 and enter passcode 3902941, from outside the US, dial 1-303-590-3030 and enter passcode 3902941. The call will also be available live by webcast on LookSmart’s Investor Relations website at http://www.shareholder.com/looksmart/.

About LookSmart, Ltd.

LookSmart is an online search advertising and technology solutions company that provides performance solutions for online advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search advertising and contextual search advertising via its Advertiser Networks; and an Ad Center platform for customizable private-label advertiser solutions for online publishers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

GAAP to Non-GAAP Reconciliation

When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, and (ii) how Adjusted EBITDA compares to levels of interest expense, taxes and depreciation and amortization. We provide a reconciliation of Adjusted EBITDA to GAAP net income (loss).

	Quarter Ended June 30, 2008	Quarter Ended March 31, 2008	Quarter Ended June 30, 2007
(‘000s)	(unaudited)	(unaudited)	(unaudited)
Net loss	$(176)	$(488)	$(2,068)
Add: taxes	7	7	—
Less: interest income, net	(247)	(433)	(518)
Add: loss from discontinued operations	136	307	739
Add: depreciation and amortization	753	755	439

EBITDA	473	148	(1,408)
Add: stock-based compensation, net	547	1,013	611

Adjusted EBITDA	1,020	1,161	(797)

Use of Non-GAAP Measures

LookSmart provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that LookSmart’s management evaluates those operations. Non-GAAP Adjusted EBITDA is a supplemental measure of LookSmart’s performance that is not required by, and is not presented in accordance with, generally accepted accounting principles (GAAP). The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. LookSmart believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash expenses and other amounts that are required to be recorded under GAAP but that LookSmart believes are not indicative of LookSmart’s cash-based operating results.

LookSmart’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the cash costs of those business operations (distinct from non-cash costs of operations). Therefore, management presents the non-GAAP financial measure Adjusted EBITDA, along with GAAP measures, in this earnings release by excluding these non-cash items from the period expenses. A limitation associated with this non-GAAP measure is that it does not include stock-based compensation expense related to our workforce nor interest, taxes, depreciation and amortization amounts related to our business operations. Adjusted EBITDA line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are the following items that include equity-based compensation charges (1) operating expenses, research and development; (2) operating expenses, selling and marketing; and (3) operating expenses, general and administrative. These items in turn affect (1) total costs and expenses; (2) operating income/loss; (3) income before income taxes; (4) net loss, and (5) basic earnings per share.

For the non-GAAP financial measure Adjusted EBITDA, the adjustment provides management with information about LookSmart’s underlying cash-based operating performance that enables comparison of its cash-based financial results in different reporting periods. Additionally, our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our business, and believes that Adjusted EBITDA provides visibility into our ability to meet our future capital expenditures and working capital requirements.

LookSmart’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by LookSmart. LookSmart’s management also excludes the impact of equity-based compensation to help it compare current period cash operating expenses against the operating expenses for prior periods. LookSmart’s management excludes the impact of discontinued operations to help it compare current profitability from continuing operations against the profitability of continuing operations for prior periods.

Management uses non-GAAP measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, helps investors compare LookSmart’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

As stated above, management recognizes that the use of non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to LookSmart, may calculate their non-GAAP earnings differently than LookSmart, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates comparison of LookSmart’s financial performance on a cash basis over time. LookSmart has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate LookSmart’s cash-based operating performance in the same way that management does.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. Additional risks that could cause actual results to differ materially from those projected are discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: “LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

LookSmart, Ltd.

Ted West, Chief Executive Officer and President

415-348-7500

twest@looksmart.net

or

Brian Gibson, Acting Chief Financial Officer

415-348-7207

bgibson@looksmart.net

or

ICR, Inc.

Laura Foster, 310-954-1100

laura.foster@icrinc.com

Exhibit A

LOOKSMART, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$13,321	$35,743
Short-term investments	21,101	20,464

Total cash, cash equivalents and short-term investments	34,422	56,207
Trade accounts receivable, net	6,125	5,183
Prepaid expenses	709	638
Other current assets	932	1,628

Total current assets	42,188	63,656
Property and equipment, net	2,934	3,401
Capitalized software and other assets, net	2,175	2,693
Intangible assets, net	319	247
Goodwill	9,810	10,296
Assets held for sale	1,010	—

Total assets	$58,436	$80,293

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$4,327	$3,407
Accrued expenses and other accrued liabilities	5,555	8,437
Deferred revenue and customer deposits	1,800	1,596
Current portion of long term liabilities	1,672	1,621

Total current liabilities	13,354	15,061
Lease restructuring and other long-term liabilities, net of current portion	1,756	2,277

Total liabilities	15,110	17,338
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; Authorized: 200,000 at June 30, 2008 and December 31, 2007; Issued and Outstanding 17,035 and 22,925 at June 30, 2008 and December 31, 2007, respectively	17	23
Additional paid-in capital	258,021	276,964
Other equity	(4)	12
Accumulated deficit	(214,708)	(214,044)
Treasury stock, at cost	—	—

Total stockholders’ equity	43,326	62,955

Total liabilities and stockholders’ equity	$58,436	$80,293

The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue	$17,092	$13,493	$34,636	$25,416
Cost of revenue	10,318	7,330	20,476	14,073

Gross profit	6,774	6,163	14,160	11,343
Operating expenses:
Sales and marketing	1,994	2,223	4,210	4,351
Product development	2,833	2,943	5,738	6,044
General and administrative	2,362	2,918	5,234	5,914
Restructuring costs	(135)	—	(135)	—
Impairment charges	—	—	—	—

Total operating expenses	7,054	8,084	15,047	16,309

Other operating income (loss), net	—	74	—	(123)

Loss from operations	(280)	(1,847)	(887)	(5,089)
Non-operating income, net	247	518	680	1,033

Loss from continuing operations before income taxes	(33)	(1,329)	(207)	(4,056)
Income tax expense	(7)	—	(14)	(6)

Loss from continuing operations	(40)	(1,329)	(221)	(4,062)
Income (loss) from discontinued operations, net of tax	(136)	(739)	(443)	(1,431)

Net income (loss)	$(176)	$(2,068)	$(664)	$(5,493)

Net loss per share—Basic and Diluted
Loss from continuing operations	$(0.00)	$(0.06)	$(0.01)	$(0.18)
Loss from discontinued operations, net of tax	(0.01)	(0.03)	(0.03)	(0.06)

Net loss per share	$(0.01)	$(0.09)	$(0.04)	$(0.24)

Weighted average shares outstanding used in per share calculation	16,998	22,900	18,773	22,893